CALTON, INC.
                            FORM 10-K
             FOR FISCAL YEAR ENDED NOVEMBER 30, 1995

                          EXHIBIT 4
          SIXTH AND SEVENTH AMENDMENT TO AMENDED AND RESTATED LOAN
              AND SECURITY AGREEMENT DATED MAY 31, 1995 AND
                   FEBRUARY 23, 1996, RESPECTIVELY

                       SIXTH AMENDMENT TO
        AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

     This SIXTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Sixth Amendment") is dated as of May 31, 1995 and entered into by and among Calton, Inc., a New Jersey corporation ("Company"), Calton Funding, Inc., a New Jersey corporation (together with Company, the "Borrowers"), the subsidiaries of Company listed on the signature pages hereof as guarantors (the "Guarantors"), the financial institutions listed on the signature pages hereof ("Lenders") and Chemical Bank, as agent for Lenders ("Agent") and as collateral agent for Lenders ("Collateral Agent") and is made with reference to that certain Amended and Restated Loan and Security Agreement dated as of May 28, 1993 (such agreement, as amended through the date hereof and as it may hereafter be amended from time to time, the "Amended Loan Agreement"), by and among Borrowers, Guarantors, Lenders, Agent and Collateral Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Amended Loan Agreement.

                            RECITALS

     WHEREAS, the Amended Loan Agreement has heretofore been amended by the First Amendment to Amended and Restated Loan and Security Agreement dated as of September 27, 1993, the Second Amendment to Amended and Restated Loan and Security Agreement dated as of October 14, 1993, the Limited Waiver, Release and Consent Regarding Sale of Lancot Mortgage Co., Inc., dated as of October 14, 1993, the Third Amendment to Amended and Restated Loan and Security Agreement dated as of January 19, 1994, the Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of February 28, 1994, the Joinder Agreement dated as of June 1, 1994 entered into by Pennway Joint Venture, L.P. in favor of the Collateral Agent (for the benefit of the Lenders), the Joinder Agreement, Amendment and Limited Waiver (Calton Homes of Chicago, Inc.) dated as of September 12, 1994, and the Amendment to Amended and Restated Loan and Security Agreement dated as of February 23, 1995; and

     WHEREAS, Credit Parties and Lenders now desire to amend the Amended Loan Agreement to (i) modify certain financial covenants, and (ii) make certain other amendments as set forth below, all in accordance with the terms hereof;

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

     Section 1.  AMENDMENTS TO THE AMENDED LOAN AGREEMENT

          1.1.  Amendments to Section 1: Provisions Relating to
Defined Terms.

               Subsection 1.1 of the Amended Loan Agreement is hereby amended by adding the following definitions thereto in alphabetical order:

               "Consolidated Cash Interest Expense" means, for any person, Consolidated Interest Expense but excluding, however, amortization of discount, deferred financing costs and interest expense not payable in cash.

               "Sixth Amendment" means the Sixth Amendment to
          Amended and Restated Loan and Security Agreement dated as of June 30, 1995 by and among Borrowers, Guarantors, Lenders, Agent and Collateral Agent.

               "Sixth Amendment Effective Date" means the date on which the Sixth Amendment has become effective in accordance with its terms.

          1.2.  Amendments to Section 7; Negative Covenants.

               A. Subsection 7.4 of the Amended Loan Agreement is hereby amended by deleting clause (vii) of subsection 7.4 and replacing it with the following:

               "(vii) the Credit Parties may become liable with respect to Contingent Obligations in respect of performance and surety bonds incurred in the ordinary course of business and customary indemnification obligations to bonding companies incurred in connection with the issuance of such bonds; provided that the aggregate amount of such Contingent Obligations does not at any time exceed $45,000,000."

               B. Subsection 7.6A of the Amended Loan Agreement is amended by deleting such subsection and replacing it with the following:

               "A. Minimum Consolidated Adjusted EBITDA. The Credit Parties shall not permit Consolidated Adjusted EBITDA for the four quarter periods ending on the dates set forth below to be less than the correlative amount indicated:

                                             Minimum Consolidated
          DATE                                    Adjusted EBITDA

          May 31, 1995                                 $9,000,000
          August 31, 1995                              $9,000,000
          November 30, 1995                            $8,500,000
          February 28, 1996                            $9,000,000
          May 31, 1996                                 $9,500,000
          August 31, 1996                              $9,000,000
          November 30, 1996                            $9,500,000

               C. Subsection 7.6B of the Amended Loan Agreement is hereby amended by deleting such subsection and replacing it with the following:

               "B.  Minimum Consolidated Adjusted Tangible Net
          Worth.  The Credit Parties shall not permit
          Consolidated Adjusted Tangible Net Worth as of each of the dates set forth below to be less than the correlative amount indicated:

                                        Minimum Consolidated
          Date                     Adjusted Tangible Net Worth

          May 31, 1995                            $22,056,000
          August 31, 1995                         $22,657,000
          November 30, 1995                       $23,179,000
          February 28, 1996                       $23,206,000
          May 31, 1996                            $23,386,000
          August 31, 1996                         $23,800,000
          November 30, 1996                       $24,694,000

               D. Subsection 7.6C of the Amended Loan Agreement is hereby amended by deleting such subsection and replacing it with the following:

               "C.  Minimum Consolidated Interest Expense
          Coverage Ratio. The Credit Parties shall not permit the ratio of (i) Consolidated Adjusted EBITDA to (ii) Consolidated Cash Interest Expense for the four fiscal quarter periods ending on the dates set forth below to be less than the correlative amount indicated:

          Period                   Minimum Interest Coverage

          May 31, 1995                            1.40
          August 31, 1995                         1.20
          November 30, 1995                       1.10
          February 28, 1996                       1.10
          May 31, 1996                            1.15
          August 31, 1996                         1.15
          November 30, 1996                       1.25

               E. Subsection 7.8C of the Amended Loan Agreement is hereby amended by deleting the table set forth therein and substituting the following therefor:

                                        Maximum Consolidated Land
          "Fiscal Year                  Acquisition Costs

          1995                               $20,000,000
          1996                               $20,000,000
          1997 (first quarter)               $ 6,000,000

               F. Subsection 7.8D of the Amended Loan Agreement is hereby amended by deleting the table set forth therein and substituting the following therefor:

                                   Maximum Consolidated Land
          "Fiscal Year                  Development Costs

          1995                          $22,000,000
          1996                          $12,000,000
          1997 (first quarter)          $ 4,000,000

          1.3.  Amendment to Schedule 2.1: Lender Commitments.

               A. Schedule 2.1 of the Amended Loan Agreement is hereby amended by deleting "Altus Finance" from the list of Tranche B Lenders and replacing it with "Artemis America
Partnership."

               B. This Amendment to Schedule 2.1 shall become effective on the later of (i) the effective date as determined by
Section 2 of this Sixth Amendment, below, or (ii) the date that an assignment and assumption from Altus Finance to Artemis America Partnership becomes effective, as provided by any Assignment and Assumption Agreement substantially in the form of Exhibit C of the Amended Loan Agreement, which is accepted by the Agent as provided by Section 11.1 of the Amended Loan Agreement.

     Section 2.  CONDITIONS TO EFFECTIVENESS

          Section 1 of this Sixth Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "Sixth Amendment Effective
Date"):

               A. On or before the Sixth Amendment Effective Date, Credit Parties shall deliver to Lenders (or to Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Sixth Amendment Effective
Date:

               1. For each of the Borrowers, Calton Homes, Inc., Calton Homes of Florida, Inc., Calton Homes of Pennsylvania, Inc. and Calton Homes of Chicago, Inc.,
          (a) certified copies of its Certificate of Incorporation, and (b) good standing certificates from the state of its organization and each other state where it owns assets or otherwise conducts business, each dated a recent date prior to the Sixth Amendment Effective Date;

               2.  For each of the Borrowers, Calton Homes, Inc.,
          Calton Homes of Florida, Inc., Calton Homes of
          Pennsylvania, Inc. and Calton Homes of Chicago, Inc., copies of its Bylaws, certified as of the Sixth
          Amendment Effective Date by its corporate secretary or an assistant secretary;

               3. Resolutions of its Board of Directors or, in the case of a Credit Party which is not a corporation, resolutions of the Board of Directors of the general partner or other Person authorized to act on its behalf, approving and authorizing the execution, delivery and performance of this Sixth Amendment, certified as of the Sixth Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment; and

               4. Signature and incumbency certificates of its officers executing this Sixth Amendment, certified as of the Sixth Amendment Effective Date by its corporate secretary or assistant secretary;

               5.  Executed copies of this Sixth Amendment.

               B. Borrowers shall have paid an amendment fee to Agent (for the ratable benefit of the Lenders) in an amount equal to $25,000, as compensation to the Lenders in connection with the Sixth Amendment, and all other fees, costs and expenses of Agent (including fees and expenses of counsel for Agent) and Lenders accrued and unpaid as of the Sixth Amendment Effective Date.

               C. On or before the Sixth Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Agent and such counsel, and Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Agent may reasonable request.

     Section 3.  CREDIT PARTIES' REPRESENTATIONS AND WARRANTIES

          In order to induce Lenders to enter into this Sixth Amendment and to amend the Amended Loan Agreement in the manner provided herein, each Credit Party represents and warrants to each Lender that the following statements are true, correct and complete:

               A. Corporate Power and Authority. Such Credit Party has all requisite corporate or partnership power and authority to enter into this Sixth Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Amended Loan Agreement as amended by this Sixth Amendment (the "Amended Agreement").

               B. Authorization of Agreements. The execution and delivery by such Credit Party of this Sixth Amendment and the performance by such Credit Party of the Amended Agreement have been duly authorized by all necessary corporate or partnership action on the past of such Credit Party, as the case may be.

               C. No Conflict. The execution and delivery by such Credit Party of this Sixth Amendment and the performance by such Credit Party of the Amended Agreement do not and will not
(i) violate any provision of any law or any governmental rule or regulation applicable to such Credit Party or any of its Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on such Credit Party or any of its Subsidiaries, (ii) violate any provision of the Certificate or Articles of Incorporation or Bylaws of such Credit Party if it is a corporation or of its general partner or such other person or persons authorized to act on its behalf if it is not a corporation, (iii) violate any provision of its partnership, joint venture or similar organizational agreement if it is not a corporation, (iv) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of such Credit Party or any of its Subsidiaries, (v) result in or require the creation or imposition of any Lien upon any of the properties or assets of such Credit Party or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Collateral Agent on behalf of Lenders), or (vi) require any approval of stockholders or partners or any approval or consent of any Person under any Contractual Obligation of such Credit Party or any of its Subsidiaries, except for such approvals or consents which have been obtained on or before the Sixth Amendment Effective Date and disclosed in writing to Lenders.

               D. Governmental Consents. The execution and delivery by such Credit Party of this Sixth Amendment and the performance by such Credit Party of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

               E. Binding Obligation. This Sixth Amendment, the Amended Agreement have been duly executed and delivered by each of the Credit Parties party thereto and are the legally valid and binding obligations of each such Credit Party, enforceable against such Credit Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

               F.  Incorporation of Representations and
Warranties From Amended Loan Agreement. The representations and warranties contained in Section 5 of the Amended Loan Agreement are and will be true, correct and complete in all material respects on and as of the Sixth Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

               G. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Sixth Amendment that would constitute an Event of Default or a Potential Event of Default.

     Section 4.  ACKNOWLEDGEMENT AND CONSENT

          Borrowers are each party to the Borrower Security Agreement, the Borrower Pledge Agreement, the Account Collateral Security Agreement and certain other Security Documents, in each case as amended through the Sixth Amendment Effective Date, pursuant to which Borrowers have created Liens in favor of Collateral Agent on certain Collateral to secure the Obligations of the Borrowers. Each Guarantor is a party to the Amended Guaranty Agreement and certain Guarantors are parties to the Guarantor Security Agreement, the Guarantor Pledge Agreement, the Account Collateral Security Agreement certain Mortgages, and/or certain other Security Documents, in each case as amended through the Sixth Amendment Effective Date, pursuant to which such Guarantor has (i) guaranteed the Obligations of the Borrowers and
(ii) created Liens in favor of Collateral Agent on certain Collateral to secure the Obligations of such Guarantor under the Amended Guaranty Agreement. Borrowers and Guarantors are collectively referred to herein as the "Credit Support Parties", and the Amended Guaranty Agreement and the Security Documents are collectively referred to herein as the "Credit Support Documents".

          Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of this Sixth Amendment and consents to the amendments effected pursuant to this Sixth Amendment. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all "Obligations," "Guarantied Obligations" and "Secured Obligations," as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such "Obligations," "Guarantied Obligations" or "Secured Obligations," as the case may be, in respect of the Obligations of Borrowers now or hereafter existing under or in respect of the Amended Agreement and the other Loan Documents.

          Each Credit Support Party acknowledges and agrees that each of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Sixth Amendment.

     Section 5.  MISCELLANEOUS

               A.  Reference to and Effect on the Amended Loan
Agreement and the Other Loan Documents.

               (i) On and after the Sixth Amendment Effective Date, each reference in the Amended Loan Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Amended Loan Agreement, and each reference in the other Loan Documents to the "Amended Loan Agreement", "thereunder", "thereof" or words of like import referring to the Amended Loan Agreement shall mean and be a reference to the Amended Agreement.

               (ii)  Except as specifically amended by this Sixth
          Amendment, the Amended Loan Agreement and the other
          Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

               (iii) The execution, delivery and performance of this Sixth Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent, Collateral Agent or any Lender under, the Amended Loan Agreement or any of the other Loan Documents.

          B. Fees and Expenses. Borrowers acknowledge that all costs, fees and expenses as described in subsection 11.2 of the Amended Loan Agreement incurred by Agent, Collateral Agent, Lenders and their counsel with respect to this Sixth Amendment and the documents and transactions contemplated hereby shall be for the account of Borrowers.

          C. Headings. Section and subsection headings in this Sixth Amendment are included herein for convenience of reference only and shall not constitute a part of this Sixth Amendment for any other purpose or be given any substantive effect.

          D.  Applicable Law.  THIS SIXTH AMENDMENT SHALL BE
GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE
WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD
TO CONFLICTS OF LAWS PRINCIPLES.

          E. Counterparts; Effectiveness. This Sixth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Sixth Amendment shall become effective upon the execution of a counterpart hereof by each Lender (or, in the case of Tranche B Lenders, each such Lender which is not a Deemed Voting Lender) and each of the other parties hereto, receipt by Company and Agent of written or telephonic notification of such execution and authorization of delivery thereof and satisfaction or waiver by each Lender (or, in the case of Tranche B Lenders, each such Lender which is not a Deemed Voting Lender) of the conditions to effectiveness set forth in Section 2 hereof.
          IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                              BORROWERS:

                              CALTON, INC.


                              By:/s/Robert A. Fourniadis
                              Title: Senior Vice President

                              CALTON FUNDING, INC.


                              By:/s/ Robert A. Fourniadis
                              Title: Senior Vice President
                              GUARANTORS:

                         (2)  Calton California Equity Corp.
                              Calton Capital, Inc.
                              Calton Capital II, Inc.
                              Calton General, Inc.
                         (1)  Calton Homes, Inc.
                              Calton Homes of California, Inc.
                         (2)  Calton Homes of Florida, Inc.
                         (1)  Calton Homes of Pennsylvania, Inc.
                         (1)  Calton Homes of Pennsylvania
                               at Pennway, Inc.
                         (2)  Calton Homes of Tampa, Inc.
                              Calton Lindenwood Corporation
                              Calton Manzanita Corporation
                              Calton Tamarack Corporation
                              Calcap Commercial Management, Inc.
                              Calcap X, Inc.
                              Calcap XV, Inc.
                              Calcap XXXI, Inc.
                              Calcap XXXII, Inc.
                              Calcap XXXIII, Inc.
                              Calcap 36, Inc.
                              Calcap 42, Inc.
                              Calcap 48, Inc.
                          (1) Calton Homes of Chicago, Inc.


                              Each by:/s/ Robert A. Fourniadis
                              Title:(1) Senior Vice President
                                    (2) Vice President
                                    President of all others

                              Calton Homes Finance, Inc.
                              Calton Homes Finance II, Inc.


                              Each by:/s/ Robert A. Fourniadis
                              Title: Senior Vice President


                              Talcon Title Agency, L.P.

                              By:  Calton General, Inc.,
                                   its General Partner


                              By: /s/ Robert A. Fourniadis
                              Title: President


                              Talpro 31, L.P.

                              By:  Calcap XXXI, Inc.,
                                   its General Partner


                              By: /s/ Robert A. Fourniadis
                              Title: President


                              Talpro 32, L.P.

                              By:  Calcap XXXII, Inc.,
                                   its General Partner


                              By: /s/ Robert A. Fourniadis
                              Title: President


                              Talpro 33, L.P.

                              By:  Calcap XXXIII, Inc.,
                                   its General Partner


                              By: /s/ Robert A. Fourniadis
                              Title: President


                              Talpro 48, L.P.

                              By:  Calcap 48, Inc.,
                                   its General Partner


                              By:/s/ Robert A. Fourniadis
                              Title: President


                              Talpro 36, L.P.

                              By:  Calcap 36, Inc.,
                                   its General Partner


                              By: /s/ Robert A. Fourniadis
                              Title: President

                              LENDERS:

                              CHEMICAL BANK, Individually and as
                              Agent and Collateral Agent


                              By: /s/ Jane E. Orndahl
                              Title: Vice President


                              KLEINWORT BENSON LIMITED,
                              as a Lender


                              By: /s/ Iain Leigh
                              Title: Senior Vice President


                              ALTUS FINANCE,
                              as a Lender

                              By:  Lion Advisors, L.P.
                              Its: Attorney-in-Fact

                              By:  Lion Capital Management, Inc.
                              Its: General Partner


                              By:/s/ Peter Copses
                              Title:___________________


                              AIF II, L.P.,
                              as a Lender

                              By:  Apollo Advisors, L.P.
                              Its: Managing General Partner

                              By:  Apollo Capital Management, Inc.
                              Its: General Partner


                              By:/s/ Peter Copses
                              Title:___________________
                              BELMONT FUND, L.P., as a Lender

                              By:  Fidelity International Services
                                   Limited
                              Its: Managing General Partner

                              By:  Fidelity Management Trust
                                   Company (acting pursuant to a
                                   power of attorney)


                              By:/s/ Daniel J. Harmetz
                              Title: Senior Vice President


                              FIDELITY CAPITAL & INCOME FUND,
                              as a Lender


                              By:/s/ John H. Costello
                              Title: Assistant Treasurer


                              By:______________________
                              Title:___________________


                              PEARL STREET, L.P., as a Lender


                              By:/s/Robert O'Shea
                              Title: Authorized Signer


                              By:______________________
                              Title:___________________


                       CALTON, INC.
                         FORM 10-K
             FOR FISCAL YEAR ENDED NOVEMBER 30, 1995





                          EXHIBIT 4
          SEVENTH AMENDMENT TO AMENDED AND RESTATED LOAN
                     AND SECURITY AGREEMENT
                     DATED FEBRUARY 23, 1996

                       SEVENTH AMENDMENT TO
           AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

     This SEVENTH AMENDMENT TO AMENDED AND RESTATED LOAN AND RESTATED LOAN AND SECURITY AGREEMENT (this "Seventh Amendment") is dated as of February 23, 1996 and entered into by and among Calton, Inc., a New Jersey corporation ("Company"), Calton Funding, Inc., a New Jersey corporation (together with Company, the "Borrower"), the subsidiaries of Company listed on the signature pages hereof as guarantors (the "Guarantors"), the financial institutions listed on the signature pages hereof ("Lenders") and Chemical Bank, as agent for Lenders ("Agent") and as collateral agent for Lenders ("Collateral Agent") and is made with reference to that certain Amended and Restated Loan and Security Agreement dated as of May 18, 1993 (such agreement, as amended through the date hereof and as it may hereafter be amended from time to time, the "Amended Loan Agreement"), by and among Borrowers, Guarantors, Lenders, Agent and Collateral Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Amended Loan Agreement.

RECITALS

     WHEREAS, the Amended Loan Agreement has heretofore been amended by the First Amendment to Amended and Restated Loan and Security Agreement dated as of September 27, 1993; the Second Amendment to Amended and Restated Loan and Security Agreement dated as of October 14, 1993; the Limited Waiver, Release and Consent Regarding Sale of Lancot Mortgage Co., Inc., dated as of October 14, 1993; the Third Amendment to Amended and Restated Loan and Security Agreement dated as of January 19, 1994; the Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of February 28, 1994; the Joinder Agreement dated as of June 1, 1994 entered into by Pennway Joint Venture, L.P. in favor of the Collateral Agent (for the benefit of the Lenders); the Joinder Agreement, Amendment and Limited Waiver (Calton Homes of Chicago, Inc.) dated as of September 12, 1994; and the Fifth Amendment to Amended and Restated Loan and Security Agreement dated as of February 23, 1995; and the Sixth Amendment to Amended and Restated Loan and Security Agreement dated as of May 31, 1995;

     WHEREAS, Credit Parties and Lenders now desire to amend the Amended Loan Agreement to (i) modify certain financial covenants, and (ii) make certain other amendments as set forth below, all in accordance with the terms hereof; and

     WHEREAS, at the request of Credit Parties, the Lenders wish to authorize the Collateral Agent to execute such documents as are necessary to release any Liens on the property described on Exhibit A hereto (the "Placer Property") created by the Mortgages or otherwise;

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.     AMENDMENTS TO THE AMENDED LOAN AGREEMENT

     1.1  Amendments to Section 1: Provisions Relating to Defined
          Terms.

          A. Subsection 1.1 of the Amended Loan Agreement is hereby amended by adding the following definitions thereto in alphabetical order:

               "Seventh Amendment" means the Seventh Amendment to
          Amended and Restated Loan and Security Agreement dated as of February 23, 1996 by and among Borrowers, Guarantors, Lenders, Agent and Collateral Agent.

               "Seventh Amendment Effective Date"means the date on which the Seventh Amendment has become effective in accordance with its terms.

          B. Subsection 1.1 of the Amended Loan Agreement is hereby further amended by deleting the definitions of Base Rate and Excluded Properties therefrom and replacing them with the following:

          "Base Rate" means, at any time, the Prime Rate plus 2% per annum.

          "Excluded Properties" means each of the properties listed on Schedule 1 to the Seventh Amendment.

     1.2  Amendment to Section 2

          A. Tranche A Commitments. Subdivision (i) of subsection 2.1A of the Amended Loan Agreement is hereby amended by deleting the third sentence thereto and replacing it with the following:

          "The amount of each Tranche A Lender's Commitment as of the Seventh Amendment Effective Date is set forth opposite its name on Schedule 2.1 to the Seventh Amendment and the aggregate Tranche A Commitments as of the Seventh Amendment Effective Date are $42,625,000; provided, that (i) the amount of the Tranche A Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4 and (ii) as of November 1, 1996, the aggregate Tranche A Commitments shall be reduced to $38,750,000 to the extent such aggregate Tranche A Commitments have not theretofore been reduced below $38,750,000.

          B. Tranche B. Commitments. Subdivision (ii) of subsection 2.1A of the Amended Loan Agreement is hereby amended by deleting the third sentence thereto and replacing it with the following:

          "The amount of each Tranche B Lender's Commitment as of the Seventh Amendment Effective Date is set forth opposite its name on Schedule 2.1 to the Seventh Amendment and the aggregate Tranche B Commitments as of the Seventh Amendment Effective Date are $12,375,000; provided, that (i) the amount of the Tranche B Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4 and (ii) as of November 1, 1996, the aggregate Tranche B Commitments shall be reduced to $11,250,000 to the extent such aggregate Tranche A Commitments have not theretofore been reduced below $11,250,000."

          C.   Elimination of Scheduled Reductions.  Subdivision
(i) of subsection 2.4C of the Amended Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

          "(i) [Intentionally Omitted]."

          D.   Modification of Commitment Reductions from Assets
Sales.  Subdivision (i) of subsection 2.4C of the Amended Loan
Agreement is hereby amended by deleting such subdivision and replacing it with the following:

          "(ii) Reductions from Assets Sales. No later than the Second Business Day following the date of receipt by Company or any of its Subsidiaries of Cash Proceeds of any Asset Sale, the Commitments shall be permanently reduced in an amount equal to 75% of the Net Cash Proceeds of such Asset Sale provided, however, that the reduction in the Commitments set forth in this Section 2.4C(ii) shall not apply with respect to the sale of (i) an Excluded Property or (ii) any real property purchased by the Borrowers or any of their Subsidiaries after the Seventh Amendment Effective Date, if, prior to consummation of such purchase, (x) the Borrower or Subsidiary, as the case may be, has entered into one or more valid and binding written agreements to sell such real property to one or more third party purchasers not affiliated with the Borrowers or any of their Subsidiaries, and (y) the sale to the third party of such real property actually takes place within thirty (30) calendar days of the closing of the purchase thereof by the Borrower or Subsidiary, as the case may be. Concurrently, with any reduction of the Commitments pursuant to this subsection 2.4C(ii), Borrowers shall deliver to Agent an Officers' Certificate demonstrating the derivation of the Net Cash Proceeds of the correlative Asset Sale from the gross sales price thereof. In the event that Borrowers shall, at any time after receipt of Cash Proceeds of any Asset Sale requiring a reduction of the Commitments pursuant to this subsection 2.4C(ii), determine that the reductions of the Commitments previously made in respect of such Asset sale were in an aggregate amount less than that made in respect of such Asset sale were in an aggregate amount less than that received by the terms of this subsection 2.4C(ii), Borrowers shall promptly deliver to Agent an Officers' Certificate demonstrating the derivation of the additional Net Cash Proceeds resulting in such deficit and the Commitments shall be permanently reduced on the date such notice is delivered in an amount equal to the amount of any such deficit."

     1.3    Amendment to Section 3; Acquisition of Real Property.


        Subdivision (i)(b) of Subsection 3.2D of the Amended Loan
Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

               "(b) In connection with any acquisition of real property by a Credit Party after the Effective Date, such Credit Party shall (x) at least thirty (30) days prior to the closing of the acquisition deliver to the Collateral Agent and the Lenders the following items, each in form and substance satisfactory to the Collateral Agent (i) a feasibility study for such real property, including comparisons with other similar projects, (ii) a report outlining the approval status of such real property (indicating expiration dates of approvals), (iii) a legal description of such real property sufficient for a mortgage and establishing that the property constitutes a legal lot or parcel under applicable subdivision laws, (iv) a report by an independent consultant satisfactory to Agent regarding investigation of such property for Hazardous Materials and compliance with Environmental Laws, wish such report in form and substance satisfactory to Agent, (v) a cash flow schedule for such real property, (vi) a summary report updating land acquisition activity year-to-date, including a description of all future development commitments, and (vii) such other documents, instruments and information with respect to such real property as the Collateral Agent or any Lender shall reasonably request, and (y) no more than thirty
     (30) days after the closing of the acquisition deliver to the Collateral Agent and the Lenders, in a form and substance satisfactory to the Collateral Agent, a current appraisal of such real property performed by an appraiser satisfactory to Agent. Collateral Agent may from time to time designate any real property of any Credit Party which is not Mortgaged Property (including any real property acquired after the Effective Date) as "Additional Mortgaged Property," in which case such Credit Party shall as promptly as possible (and in any event within thirty (30) days after such designation) deliver to Collateral Agent a fully executed Mortgage, in form and substance satisfactory to Collateral Agent together with title insurance policies and surveys as required by subsections 3.2D(i)(d) and 3.2D(i)(e) and any other documents or instruments as Collateral Agent shall reasonably request to perfect a valid and enforceable first priority mortgage on the respective Additional Mortgage Property, free and clear of all defects and encumbrances except for validly perfected and enforceable Permitted Encumbrances of record on the Effective Date listed on Schedule 5.8 hereto."

     1.4  Amendments to Section 7; Negative Covenants.

          A. Subsection 7.1 of the Amended Loan Agreement is hereby amended by deleting the table in clause (vi) thereof in its entirety and substituting the following therefor:

                              Maximum Purchase Money
          Period                 Mortgage Obligations

     Seventh Amendment             $5,000,000
     Effective Date to
     Commitment Termination
     Date

          B. Subsection 7.4 of the Amended Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

"(vii) the Credit Parties may become liable with respect to Contingent Obligations in respect of performance and surety bonds incurred in the ordinary course of business and customary indemnification obligations to bonding companies incurred in connection with the issuance of such bonds; provided that the aggregate amount of such Contingent Obligations does not, at any time, up through and including December 31, 1995, exceed $40,000,000, and at any time after December 31, 1996, exceed $45,000,000.

          C. Subsection 7.6A of the Amended Loan Agreement is amended by deleting such subsection and replacing it with the following:

          "A.  Minimum Consolidated Adjusted EBITDA.  The Credit
Parties shall not permit Consolidated Adjusted EBITDA for the four quarter periods ending on the dates set forth below to be less than the correlative amount indicated:

                              Minimum Consolidated
          DATE             Adjusted EBITDA

          February 29, 1996             $ 7,000,000
          May 31, 1996                  $ 6,500,000
          August 31, 1996               $ 4,750,000
          November 30, 1996             $ 7,250,000
          February 28, 1997             $ 8,500,000


          D. Subsection 7.6B of the Amended Loan Agreement is hereby amended by deleting such subsection and replacing it with the following:

          "B.  Minimum Consolidated Adjusted Tangible Net Worth.
The Credit     Parties shall not permit Consolidated Adjusted
Tangible Net Worth as of each of the    dates set forth below to
be less than the correlative amount indicated:

                                  Minimum Consolidated
          DATE           Adjusted Tangible Net Worth

          February 29, 1996             $20,752,000
          May 31, 1996                  $20,000,000
          August 31, 1996               $20,311,000
          November 30, 1996             $21,343,000
          February 28, 1997             $21,616,000

          E. Subsection 7.6C of the Amended Loan Agreement is hereby amended by deleting such subsection and replacing it with the following:

               "C.  Minimum Consolidated Interest Expense
          Coverage Ratio. The Credit Parties shall not permit the ratio of (i) Consolidated Adjusted EBITDA to (ii) Consolidated Cash Interest Expense for the four fiscal quarter periods ending on the dates set forth below to be less than the correlative amount indicated:

          Period              Minimum Interest Coverage

          February 29, 1996             1.00
          May 31, 1996                  1.00
          August 31, 1996               0.75
          November 30, 1996             1.25
          February 28, 1997             1.50

          F. Subsection 7.8C of the Amended Loan Agreement is hereby amended by deleting the table set forth therein and substituting the following therefor:

                              Maximum Consolidated Land
          "Fiscal Year                Acquisition Costs


          1995                           $20,000,000
          1996                           $18,833,000
          1997 (first quarter)           $ 8,000,000

          G. Subsection 7.8D of the Amended Loan Agreement is hereby amended by deleting the table set forth therein and substituting the following therefor:

                              Maximum Consolidated Land
          Fiscal Year                  Development Costs


          1996                          $21,046,000
          1997 (first quarter)          $ 4,640,000

     1.5  Amendment to Section 11: Deemed Voting Lenders

          The last two sentences of subsection 11.6A are amended by deleting them in their entirety and substituting the following therefor:

          "Notwithstanding any provision of this Subsection 11.6A to the contrary, each Tranche B Lender other than any Tranche B Lender which has given notice to Company and Agent in accordance with the next sentence of this Subsection 11.6A (each Tranche B Lender which has not sent such written notice, a "Deemed Voting Lender") agrees that such Deemed Voting Lender shall be deemed to cast its vote on any request, or which it has prior written notice, for amendment, modification, termination or waiver of any provision of the Amended Loan Agreement or any other Loan Document, proportionately according to the votes cast on such request by all Tranche B Lenders which are not Deemed Voting Lenders and any amendment, modification, termination, waiver or consent signed by an appropriate percentage of Tranche B Lenders which are not Deemed Voting Lenders shall be binding on Deemed Voting Lenders, such that there remain no Tranche B Lenders exercising voting rights, each Deemed Voting Lender shall be deemed to cast its vote proportionately according to such votes cast by Tranche A Lenders, under the same terms and conditions and with the same binding effect as if such votes had been cast by Tranche B Lenders. Tranche B Lenders which are not Deemed Voting Lenders and Tranche A Lenders shall have no affirmative obligation to Deemed Voting Lenders to vote, and in no event shall Deemed Voting Lenders have any claim or recourse against such Tranche B Lenders which are not Deemed Voting Lenders and Tranche A Lenders shall have no affirmative obligation to Deemed Voting Lenders to vote, and in no event shall Deemed Voting Lenders have any claim or recourse against such Tranche B Lenders which are not Deemed Voting Lenders or Tranche A Lenders with respect to any vote cast or not cast, or the consequences of any action taken or omitted to be taken, by any such Tranche B Lender which is not a Deemed Voting Lender or Tranche A Lender.
          Each Tranche B Lender may, by written notice to Company and Agent, revoke its election to have its vote deemed cast in the manner described in the immediately proceeding sentence, provided, that such revocation shall not be effective with respect to any request for amendment, modification, termination or waiver if notice of such revocation is not received by Company and Agent at least three Business Days prior to the effective date of such amendment, waiver, modification or termination. Following written notice in accordance with the preceding sentence such Tranche B Lender shall no longer be a Deemed Voting Lender hereunder."

     1.6  Amendment to Schedules

          Schedules 2.1 and 5.22 of the Amended Loan Agreement are hereby amended and restated to read in their entirety as set forth on Schedules 2.1 and 5.22 of this Seventh Amendment.

Section 2.     ACKNOWLEDGEMENT AND LIMITED WAIVER REGARDING THE
     PLACER PROPERTY

          A.   The Lenders, Agent, Collateral Agent and Credit
Parties hereby agree and acknowledge that:

               (a) Any Lien created on the Placer Property by the Mortgage executed in connection with the Amended Loan Agreement may be terminated by the Collateral Agent, and after such termination shall no longer be of any force or effect.

               (b) The Lenders, Agent, Collateral Agent and Credit Parties hereby waive any noncompliance with the Amended Loan Agreement to the extent, and only to the extent, necessary to permit the termination of the Mortgage on the Placer Property described in part (a) of this Subsection 2A.

          B. Lenders hereby authorize and direct Collateral Agent and/or Agent to take such actions and to execute such instruments and documents as may be necessary or desirable in the sole discretion of the Collateral Agent and/or Agent, to terminate and release all Liens on the Placer Property created pursuant to the Mortgage on such property or any other Security Documents executed in connection therewith. The provisions of this Subsection 2B are solely for the benefit of Agent, Collateral Agent and Lenders and neither Company nor any of its Subsidiaries nor any other person shall have any rights as a third party beneficiary hereunder.

Section 3.  CONDITIONS TO EFFECTIVENESS OF AMENDMENTS

          A. Section 1 of this Seventh Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein a the "Seventh Amendment Effective Date"):

               1.   On or before the Seventh Amendment Effective
Date, Credit Parties shall deliver to Lenders (or to Agent for
Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Seventh Amendment
Effective Date:

                    (a) For each of the Borrowers, Calton Homes, Inc., Calton Homes of Florida, Inc., Calton Homes of Pennsylvania, Inc. and Calton Homes of Chicago, Inc., (1) certified copies of its Certificate of Incorporation, and
     (ii) good standing certificates from the state of its organization and each other state where it owns assets or otherwise conducts business, each dated a recent date prior to the Seventh Amendment Effective Date;

                    (b)  For each of the Borrowers, Calton Homes,
     Inc., Calton Homes of Florida, Inc., Calton Homes of
     Pennsylvania, Inc. and Calton Homes of Chicago, Inc., copies of its Bylaws, certified as of the Seventh Amendment
     Effective Date by its corporate secretary or an assistant secretary;

                    (c)  Resolutions of its Board of Directors
     or, in the case of a Credit Party which is not a corporation, resolutions of the Board of Directors of the general partner or other Person authorized to act on its behalf approving and authorizing the execution, delivery and performance of this Seventh Amendment, certified as of the Seventh Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment; and

                    (d) Signature and incumbency certificates of its officers executing this Seventh Amendment, certified as of the Seventh Amendment Effective Date by its corporate secretary or assistant secretary;

                    (e)  Executed copies of this Seventh
                         Amendment.

          2. Borrowers shall have paid an amendment fee to Agent (for the ratable benefit of the Lenders) in an amount equal to $25,000, as compensation to the Lenders in connection with the Seventh Amendment, and all other fees, costs and expenses of Agent (including fees and expenses of counsel for Agent) and Lenders accrued and unpaid as of the Seventh Amendment Effective Date.

          3. On or before the Seventh Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Agent and such counsel, and Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Agent may reasonably request.

          4. Borrowers shall have paid to O'Melveny & Myers, Shanley & Fisher and Cravath, Swaine & Moore all outstanding amounts due for legal expenses, fees and other costs incurred on behalf of Borrowers prior to January 1, 1996, such payment to be made in a manner satisfactory to the Agent.

     B. Section 2 of this Seventh Amendment shall become effective as of the date hereof.

Section 4.  CREDIT PARTIES' REPRESENTATIONS AND WARRANTIES

          In order to induce Lenders to enter into this Seventh Amendment and to amend the Amended Loan Agreement in the manner provided herein, each Credit Party represents and warrants to each Lender that the following statements are true, correct and complete:

          A. Corporate Power and Authority. Such Credit Party has all requisite corporate or partnership power and authority to enter into this Seventh Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Amended Loan Agreement as amended by this Seventh Amendment (the "Amended Agreement").


          B. Authorization of Agreements. The execution and delivery by such Credit Party of this Seventh Amendment and the performance by such Credit Party of the Amended Agreement have been duly authorized by all necessary corporate or partnership action on the part of such Credit Party, as the case may be.


          C.   No Conflict.   The execution and delivery by such
Credit Party of this Seventh Amendment and the performance by such Credit Party of the Amended Agreement do not and will not
(i) violate any provision of any law or any governmental rule or regulation applicable to such Credit Party or any of its Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on such Credit Party or any of its Subsidiaries, (ii) violate any provision of the Certificate or Articles of Incorporation or Bylaws of such Credit Party if it is a corporation or of its general partner or such other person or persons authorized to act on its behalf if it is not a corporation, (iii) violate any provision of its partnership, joint venture or similar organizational agreement if it is not a corporation, (iv) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of such Credit Party or any of its Subsidiaries, (v) result in or require the creation or imposition of any Lien upon any of the properties or assets of such Credit Party or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Collateral Agent on behalf of Lenders), or (vi) require any approval of stockholders or partners or any approval or consent of any Person under any Contractual Obligation of such Credit Party or any of its Subsidiaries, except for such approvals or consents which have been obtained on or before the Seventh Amendment Effective Date and disclosed in writing to Lenders.

          D. Governmental Consents. The execution and delivery by such Credit Party of this Seventh Amendment and the performance by such Credit Party of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

          E. Binding Obligation. This Seventh Amendment, the Amended Agreement have been duly executed and delivered by each of the Credit Parties party thereto and are the legally valid and binding obligations of each such Credit Party, enforceable against such Credit Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency reorganization, moratorium or similar laws relating too liming creditors' rights generally or by equitable principles relating to enforceability.

          F. Incorporation of Representations and Warranties From Amended Loan Agreement. The representations and warranties contained in Section 5 of the Amended Loan Agreement are and will be true, correct and complete in all material respects on and as of the Seventh Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

          G. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Seventh Amendment that would constitute an Event of Default or a Potential Event of Default.


          H.   Subsidiaries of Borrowers.  Other than the
Guarantors listed on the signature pages hereof, no Subsidiary of the Borrowers owns assets with any material value.

          I. Value of Placer Property. In order to induce Agent, the Collateral Agent and Lender to make the acknowledgment and waiver set forth in Subsection 2A of this Seventh Amendment, each Credit Party hereby represents and warrants that the Borrowers' certification that the Placer Property is of immaterial or no value, in the form attached as Exhibit B hereto, is true and correct as of the date hereof.

Section 5.  ACKNOWLEDGEMENT AND CONSENT

          Borrowers are each party to the Borrower Security Agreement, the Borrower Pledge Agreement, the Account Collateral Security Agreement and certain other Security Documents, in each case as amended through the Seventh Amendment Effective Date, pursuant to which Borrowers have created Liens in favor of Collateral Agent on certain Collateral to secure the Obligations of the Borrowers. Each Guarantor is a party to the Amended Guaranty Agreement and certain Guarantors are parties to the Guarantor Security Agreement, the Guarantor Pledge Agreement, the Account Collateral Security Agreement certain Mortgages, and/or certain other Security Documents, in each case as amended through the Seventh Amendment Effective Date, pursuant to which such Guarantor has (i) guarantied the Obligations of the Borrowers and
(ii) created Liens in favor of Collateral Agent on certain Collateral to secure the Obligations of such Guarantor under the Amended Guaranty Agreement. Borrowers and Guarantors are collectively referred to herein as the "Credit Support Parties", and the Amended Guaranty Agreement and the Security Documents are collectively referred to herein as the "Credit Support Documents".

          Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of this Seventh Amendment and consents to the amendments and limited waiver effected pursuant to this Seventh Amendment. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all "Obligations," "Guarantied Obligations" and "Secured Obligations," as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such "Obligations," "Guarantied Obligations" or "Secured Obligations," as the case may be, in respect of the Obligations of Borrowers now or hereafter existing under or in respect of the Amended Agreement and the other Loan Documents.

          Each Credit Support Party acknowledges and agrees that each of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Seventh Amendment.


Section 6.  MISCELLANEOUS

          A.   Reference to and Effect on the Amended Loan
Agreement and the Other Loan Documents.

          (i) On and after the Seventh Amendment Effective Date, each reference in the Amended Loan Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Amended Loan Agreement, and each reference in the other Loan Documents to the "Amended Loan Agreement", "thereunder", "thereof" or words of like import referring to the Amended Loan Agreement shall mean and be a reference to the Amended Agreement.

          (ii) Except as specifically amended by Section 1 of this Seventh Amendment or expressly set forth in Section 2 of this Seventh Amendment, the Amended Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

          (iii) Except for the limited waiver set forth in Subsection 2A of this Seventh Amendment, the execution, delivery and performance of this Seventh Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent, Collateral Agent or any Lender under, the Amended Loan Agreement or any of the other Loan Documents.

          (iv) Nothing herein shall constitute a waiver or forbearance with respect to any Events of Default and/or
     Potential Events of Default existing on the date hereof.

          (v) The limited waiver set forth in Subsection 2A of this Seventh Amendment shall be limited precisely as written and relates solely to the termination of the Mortgage on the Placer Property.

          B. Fees and Expenses. Borrowers acknowledge that all costs, fees and expenses as described in subsection 11.2 of the Amended Loan Agreement incurred by Agent, Collateral Agent, Lenders and their counsel with respect to this Seventh Amendment and the documents and transactions contemplated hereby shall be for the account of Borrowers.

          C. Headings. Section and subsection headings in this Seventh Amendment are included herein for convenience of reference only and shall not constitute a part of this Seventh
Amendment for any other purpose or be given any substantive effect.

          D.   Applicable Law.  THIS SEVENTH AMENDMENT SHALL BE
GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE
WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD
TO CONFLICTS OF LAWS PRINCIPLES.

          E. Counterparts; Effectiveness. This Seventh Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Seventh Amendment shall become effective upon the execution of a counterpart hereof by each Lender (or, in the case of Tranche B Lenders, each such Lender which is not a Deemed Voting Lender) and each of the other parties hereto, receipt by Company and Agent of written or telephonic notification of such execution and authorization of delivery thereof and satisfaction or waiver by each Lender (or, in the case of Tranche B Lenders, each such Lender which is not a Deemed Voting Lender) of the conditions to effectiveness set forth in Section 3 hereof.

     IN WITNESS WHEREOF, the parties hereto have cause this Seventh Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                         BORROWERS:


                         CALTON, INC.


                         By: /s/ Bradley A. Little
                         Title: Senior Vice President of Finance


                         CALTON FUNDING, INC.



                         By: /s/ Bradley A. Little
                         Title: Senior Vice President of Finance
                         GUARANTORS:

                         Calton California Equity Corp.
                         Calton Capital, Inc.
                         Calton Capital II, Inc.
                         Calton General, Inc.
                         Calton Homes, Inc.
                         Calton Homes of California, Inc.
                         Calton Homes of Florida, Inc.
                         Calton Homes of Pennsylvania, Inc.
                         Calton Homes of  Pennsylvania at
                         Pennway, Inc.
                         Calton Homes of Tampa, Inc.
                         Calton Lindenwood Corporation
                         Calton Manzanita Corporation
                         Calton Tamarack Corporation
                         Calcap Commercial Management, Inc.
                         Calcap X, Inc.
                         Calcap XV, Inc.
                         Calcap XXI, Inc.
                         Calcap XXXII, Inc.
                         Calcap XXXIII, Inc.
                         Calcap 36, Inc.
                         Calcap 42, Inc.
                         Calcap 48, Inc.
                         Calton Homes of Chicago, Inc.


                         Each by:  /s/ Bradley A. Little
                         Title:  Senior Vice President





                         Calton Homes Finance, Inc.
                         Calton Homes Finance II, Inc.


                         Each by:  /s/ Bradley A. Little
                         Title:  Senior Vice President
                         Talcon Title Agency, L.P.

                         By:  Calton General, Inc.,
                              its General Partner


                         By: /s/ Bradley A. Little
                         Title: Senior Vice President



                         Talpro 31, L.P.

                         By:  Calcap XXXI, Inc.,
                              its General Partner


                         By: /s/ Bradley A. Little
                         Title: Senior Vice President



                         Talpro 32, L.P.

                         By:  Calcap XXXII, Inc.,
                              its General Partner


                         By:  /s/ Bradley A. Little
                         Title: Senior Vice President



                         Talpro 33, L.P.

                         By:  Calcap XXXIII, Inc.,
                              its General Partner


                         By:  /s/ Bradley A. Little
                         Title: Senior Vice President
                         Talpro 48, L.P.

                         By:  Calcap 48, Inc.,
                              its General Partner


                         By: /s/ Bradley A. Little
                         Title: Senior Vice President


                         Talpro 36, L.P.

                         By:  Calcap 36, Inc.,
                              its General Partner


                         By: /s/ Bradley A. Little
                         Title: Senior Vice President


                         LENDERS:

                         CHEMICAL BANK, Individually and as Agent and Collateral Agent


                         By: /s/ Jane E. Orndahl
                         Title: Vice President

                         KLEINWORT BENSON LIMITED,
                         as a Lender


                         By: /s/ Iain Leigh
                         Title: Senior Vice President


                         FOOTHILL CAPITAL CORPORATION,
                         as a Lender


                         By:  /s/ Karen Sandler
                         Title: Vice President
                         PEARL STREET, L.P., as a Lender


                         By: /s/ John E. Urban
                         Title: Authorized Signer



                         By: ________________________________
                         Title: ______________________________

EXHIBIT A

DESCRIPTION OF THE PLACER PROPERTY

PREMISES LOCATED IN PLACER COUNTY:

PREMISES OWNED BY CALTON HOMES OF CALIFORNIA, INC.:

Roseville:

Description of Premises:

Lots 27 and 77 as shown and designated on that map entitled
"Plat of Northwest Roseville Specific Plan Unit #1," filed
October 5, 1989, in office of the County Recorder of Placer
County, California in Book "Q" of Maps, page 54.

Description of Mortgage:

Mortgagor:             Calton Homes of California, Inc.
Mortgagee:             Midlantic National Bank,
                       as collateral agent,
                       assigned to Chemical Bank,
                       as collateral agent
Date of Mortgage:      As of May 1, 1990
Date of Recordation:   July 9, 1990
Recording Office:      Placer County Recorder's Office
Recorded in    Book:     N/A
          Page: N/A
          Series:  90-043606

EXHIBIT B

CERTIFICATION AS TO VALUE OF PLACER PROPERTY

[to be provided by Borrowers]

Schedule 1 to Seventh Amendment to Amended and Restated Loan and Security Agreement


SCHEDULE 1
EXCLUDED PROPERTIES


Chicago Division Lots (Braeburn and Delaware Crossing)

Highpoint - RK

Belmont (Steeplechase)



SCHEDULE 2.1
LENDER COMMITMENTS; PRO RATA SHARES AND EXISTING LOANS
(RESTATED AS OF SEVENTH AMENDMENT EFFECTIVE DATE)

LENDER           TRANCHE A  TRANCHE B   PRO RATA     EXISTING  AVAILABLE
                 COMMITMENT COMMITMENT  SHARE OF    LOANS AND  COMMITMENT
                                        AGGREGATE    S/L/C'S
                                       COMMITMENTS

1.Tranche A Lenders

Chemical Bank    $11,000,000     0        20.0%   $9,697,140.55 $1,302,859.45

Kleinwort Benson
Limited          $11,000,000     0        20.0%   $9,697,140.55 $1,302,859.45

Foothill
Capital
Corporation      $20,625,000     0        37.5%  $18,182,138.54 $2,442,861.46

2.Tranche B Lenders

Pearl Street,
L.P.                  0      $12,375,000  22.5%  $10,909,283.12 $1,465,716.88



Total            $42,625,000 $12,375,000 100.0%  $48,485,702.76 $6,514,297.24

SCHEDULE 5.22

Mortgage, Owned, and Leased Properties


1.   PROPERTIES OWNED/MORTGAGED TO THE LENDERS

          All properties shown on Exhibit A annexed hereto.

2.   PROPERTIES OWNED/NOT MORTGAGED TO THE LENDERS

          a.   Polar Communications Building (Talpro 48, L.P.)

               Lot 26.01 in Block 25 on the Tax Map of Manalapan
               Township, Monmouth County, New Jersey.

          b.   Roseville

               Lots 27 and 77 as shown and designated on that map entitled "Plat of Northwest Roseville Specific Plan Unit #1," filed October 5, 1989, in office of the County Recorder of Placer County, California in Book "Q" of Maps, page 54 (following release of the Mortgage covering such property by Collateral Agent as contemplated by section 2 of the Seventh Amendment.)

3.   LEASED PROPERTIES:

          a.   New Jersey - 500 Craig Road, Manalapan, NJ  07726
- Office

          b.   Chicago - 2500 West Higgins Road, Suite 905.
               Hoffman Estates, IL  60195

          c.   Florida - 380 South North Lake Boulevard, Suite
               1012, Altamonte Springs, FL